CUSIP No.	63009F105
EXHIBIT 1
AMENDED AND RESTATED JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amended statement on Schedule 13D (including further amendments thereto) with respect to the Common Stock of Nanosphere, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.
In evidence thereof, the undersigned, being duly authorized, have executed this Amended and Restated Joint Filing Agreement this 18th day of May 2011.

Lurie Investment Fund, L.L.C.
By:	Eagle Capital Management, LLC
Executive Managing Member

/s/ Mark Slezak
By:	Mark Slezak
Sole Member

Eagle Capital Management, LLC

/s/ Mark Slezak
By:	Mark Slezak
Sole Member

Alfa-Tech, LLC
By:	Eagle Capital Management, LLC
Managing Member

/s/ Mark Slezak
By:	Mark Slezak
Sole Member

Anda-Proquest, LLC

/s/ Mark Slezak
By:	Mark Slezak
Managing Member

CUSIP No.	63009F105
AOQ Trust

/s/ Mark Slezak
By:	Mark Slezak
Trustee

/s/ Mark Slezak
Mark Slezak

Lurie Investments, Inc.

/s/ Mark Slezak
By:	Mark Slezak
Chief Executive Officer

WASK Investments, LLC

/s/ Mark Slezak
By:	Mark Slezak
Managing Member

LFT Partnership

/s/ Mark Slezak
By:	Mark Slezak
Investment Manager

Ann and Robert H. Lurie Foundation

/s/ Mark Slezak
By:	Mark Slezak
Vice President